Exhibit 99.1

AMCON Distributing Company Reports Fully Diluted Earnings Per Share of $7.79 for the Fiscal Year Ended September 30, 2013

OMAHA, Neb.--(BUSINESS WIRE)--November 8, 2013--AMCON Distributing Company (“AMCON”) (NYSE MKT:DIT), an Omaha, Nebraska based consumer products company is pleased to announce fully diluted earnings per share of $7.79 on net income available to common shareholders of $5.7 million for the fiscal year ended September 30, 2013. AMCON earned $2.07 per fully diluted share on net income available to common shareholders of $1.5 million for the fourth fiscal quarter ended September 30, 2013.

“We are pleased with the results for fiscal 2013. AMCON has earned a leadership position in the convenience distribution industry as a result of our relentless focus on customer service and reliability. We believe these philosophies directly correlate to the positive results for the year,” said Christopher H. Atayan AMCON’s Chairman and Chief Executive Officer. He further noted, “We continue to experience highly competitive conditions in both of our operating segments. Our objective is to deliver attractive risk adjusted rates of return on the assets as we navigate this challenging environment. We believe our focused strategic plan and customer centric philosophy are essential elements as we seek to meet our short, medium, and long term objectives.”

“We take a long term approach to customer relationships and this has proven to be mutually beneficial,” said Kathleen Evans, President of AMCON’s Wholesale Distribution Segment. “Our fall trade shows have provided positive momentum as we enter fiscal 2014. Our accrual and foodservice programs as well as our new product introductions are developed with our customers’ profitability in mind,” added Ms. Evans.

“We opened two new stores during fiscal 2013 and are actively seeking additional locations that are consistent with our business model,” said Eric Hinkefent, President of AMCON’s Retail Health Food Segment. “The competition is expanding in our marketplace as a result of the industry’s growth. Margins will continue to experience pressure as a result of these new entrants,” added Hinkefent.

“We are very focused on increasing our shareholders’ equity per share and maintaining high levels of balance sheet liquidity. Debt reduction is an important priority for us because it improves our debt to equity ratio. At September 30, 2013 our shareholders’ equity was $52.7, resulting in adjusted book value per share of $74.91. We turned our inventory twenty-seven times and consolidated debt was reduced to $19.9 million. This was after share repurchases and new store investments totaling $4.4 million,” said Andrew Plummer, AMCON’s Chief Financial Officer. “We have made a commitment to expand our foodservice facilities at our Rapid City, South Dakota branch which commenced in fiscal 2014. In addition, we continue to invest in information technology for internal and external purposes,” added Plummer.

AMCON is a leading wholesale distributor of consumer products, including beverages, candy, tobacco, groceries, foodservice, frozen and chilled foods, and health and beauty care products with locations in Illinois, Missouri, Nebraska, North Dakota, South Dakota and Tennessee. AMCON also operates sixteen (16) health and natural product retail stores in the Midwest and Florida. The retail stores operate under the names Chamberlin's Market & Cafe www.chamberlins.com and Akin’s Natural Foods Market www.akins.com

This news release contains forward-looking statements that are subject to risks and uncertainties and which reflect management's current beliefs and estimates of future economic circumstances, industry conditions, Company performance and financial results. A number of factors could affect the future results of the Company and could cause those results to differ materially from those expressed in the Company's forward-looking statements including, without limitation, availability of sufficient cash resources to conduct its business and meet its capital expenditures needs and the other factors described under Item 1.A. of the Company’s Annual Report on Form 10-K. Moreover, past financial performance should not be considered a reliable indicator of future performance. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all such forward-looking statements.

Visit AMCON Distributing Company's web site at: www.amcon.com

AMCON Distributing Company and Subsidiaries

CONSOLIDATED BALANCE SHEETS

	September 30,
	2013	2012
ASSETS
Current assets:
Cash	$275,036	$491,387
Accounts receivable, less allowance for doubtful accounts of $1.1 million at 2013 and $1.2 million at 2012	28,383,205	32,681,835
Inventories, net	46,125,187	38,364,621
Deferred income taxes	1,831,933	1,916,619
Prepaid and other current assets	5,001,992	6,476,702
Total current assets	81,617,353	79,931,164

Property and equipment, net	13,088,859	13,083,912
Goodwill	6,349,827	6,349,827
Other intangible assets, net	4,820,978	5,185,978
Other assets	497,882	1,258,985
	$106,374,899	$105,809,866
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$15,859,636	$17,189,208
Accrued expenses	6,714,444	6,931,859
Accrued wages, salaries and bonuses	2,754,136	2,503,361
Income taxes payable	1,922,351	2,194,966
Current maturities of long-term debt	998,788	1,182,829
Total current liabilities	28,249,355	30,002,223

Credit facility	14,841,712	14,353,732
Deferred income taxes	3,327,010	3,633,390
Long-term debt, less current maturities	4,076,892	5,075,680
Other long-term liabilities	239,396	336,186

Series A cumulative, convertible preferred stock, $.01 par value 100,000 shares authorized and issued, and a total liquidation preference of $2.5 million at both September 2013 and September 2012	2,500,000	2,500,000
Series B cumulative, convertible preferred stock, $.01 par value 80,000 shares authorized, 16,000 shares issued and outstanding at September 30, 2013 and 58,000 shares issued and outstanding at September 30, 2012, and a total liquidation preference of $0.4 million and $1.5 million at September 2013 and September 2012, respectively	400,000	1,450,000

Commitments and contingencies

Shareholders’ equity:
Preferred stock, $0.01 par value, 1,000,000 shares authorized, 116,000 and 158,000 shares outstanding and issued in Series A and B referred to above	—	—
Common stock, $0.01 par value, 3,000,000 shares authorized, 623,115 shares issued and outstanding at September 2013 and 612,327 shares issued and outstanding at September 2012	6,543	6,293
Additional paid-in capital	12,502,135	11,021,109
Retained earnings	43,532,812	38,349,253
Treasury stock at cost	(3,300,956)	(918,000)
Total shareholders’ equity	52,740,534	48,458,655
	$106,374,899	$105,809,866

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF OPERATIONS

	Fiscal Years Ended September
	2013	2012
Sales (including excise taxes of $386.4 million and $371.3 million, respectively)	$1,211,052,634	$1,174,167,758
Cost of sales	1,133,695,309	1,095,105,573
Gross profit	77,357,325	79,062,185

Selling, general and administrative expenses	63,880,109	63,250,681
Depreciation and amortization	2,412,613	2,392,414
	66,292,722	65,643,095
Operating income	11,064,603	13,419,090

Other expense (income):
Interest expense	1,108,146	1,359,241
Other (income), net	(277,215)	(340,713)
	830,931	1,018,528
Income from operations before income tax expense	10,233,672	12,400,562
Income tax expense	4,375,000	5,033,000
Net income	5,858,672	7,367,562
Preferred stock dividend requirements	(205,218)	(269,095)
Net income available to common shareholders	$5,653,454	$7,098,467

Basic earnings per share available to common shareholders:	$9.08	$11.56
Diluted earnings per share available to common shareholders:	$7.79	$9.40

Basic weighted average shares outstanding	622,904	614,046
Diluted weighted average shares outstanding	751,812	784,108

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Fiscal Years Ended September
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$5,858,672	$7,367,562
Adjustments to reconcile income from operations to net cash flows from operating activities:
Depreciation	2,047,613	2,017,726
Amortization	365,000	374,688
Gain on sale of property and equipment	(56,829)	(36,900)
Equity-based compensation	1,303,310	1,426,848
Deferred income taxes	(221,694)	681,422
Recoveries of losses on doubtful accounts	(55,000)	(5,243)
Recoveries for losses on inventory obsolescence	(91,494)	(20,512)
Other	(93,328)	(8,045)

Changes in assets and liabilities:
Accounts receivable	4,353,630	287,101
Inventories	(7,669,072)	103,873
Prepaid and other current assets	1,474,710	(403,166)
Other assets	232	(20,160)
Accounts payable	(1,391,539)	(1,250,790)
Accrued expenses and accrued wages, salaries and bonuses	181,294	(710,302)
Income taxes payable	(272,615)	94,786
Net cash flows from operating activities	5,732,890	9,898,888

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(2,113,426)	(1,480,782)
Proceeds from sales of property and equipment	179,662	129,834
Net cash flows from investing activities	(1,933,764)	(1,350,948)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (payments) on bank credit agreements	487,980	(6,417,881)
Principal payments on long-term debt	(1,182,829)	(1,320,311)
Repurchase of Series B Convertible Preferred Stock and common stock	(2,572,085)	(918,000)
Dividends paid on convertible preferred stock	(205,218)	(269,095)
Dividends on common stock	(469,895)	(470,659)
Proceeds from exercise of stock options	1,180	1,180
Withholdings on the exercise of equity-based awards	(74,610)	(51,452)
Net cash flow from financing activities	(4,015,477)	(9,446,218)

Net change in cash	(216,351)	(898,278)
Cash, beginning of year	491,387	1,389,665
Cash, end of year	$275,036	$491,387

AMCON Distributing Company and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS - (Continued)

	Fiscal Years Ended September
	2013	2012
Supplemental disclosure of cash flow information:
Cash paid during the year for interest	$1,115,991	$1,393,470
Cash paid during the year for income taxes	4,867,986	4,256,794

Supplemental disclosure of non-cash information:
Equipment acquisitions classified as accounts payable	$73,204	$11,237
Issuance of common stock in connection with the vesting and exercise of equity-based awards	1,389,258	950,562
Conversion by holders of Series B Convertible Preferred Stock to common stock	100,000	100,000
Common stock acquired with other consideration	760,871	—

AMCON Distributing Company and Subsidiaries

FISCAL YEAR 2013

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$302,218	$274,568	$316,031	$318,235

Gross profit	19,230	18,297	19,811	20,020

Income from operations before income tax expense	2,533	2,125	2,887	2,689

Net Income	1,463	1,214	1,632	1,549

Preferred stock dividend requirements	(59)	(48)	(49)	(49)

Net income available to common shareholders	$1,403	$1,166	$1,584	$1,500

Basic earnings per share available to common shareholders	$2.26	$1.87	$2.54	$2.41

Diluted earnings per share available to common shareholders	$1.90	$1.63	$2.19	$2.07

FISCAL YEAR 2012

(dollars in thousands, except per share data)	First	Second	Third	Fourth

Sales	$283,563	$275,829	$307,113	$307,663

Gross profit	18,638	19,216	19,901	21,307

Income from operations before income tax expense	2,401	2,475	3,189	4,335

Net Income	1,438	1,465	1,846	2,618

Preferred stock dividend requirements	(67)	(67)	(67)	(67)

Net income available to common shareholders	$1,371	$1,398	$1,779	$2,551

Basic earnings per share available to common shareholders	$2.21	$2.26	$2.92	$4.19

Diluted earnings per share available to common shareholders	$1.83	$1.87	$2.37	$3.33

The Company’s quarterly earnings per share are based on weighted average shares outstanding for the quarter; therefore the sum of the quarters may not equal the full year earnings per share amount.

AMCON Distributing Company and Subsidiaries

GAAP Reconciliation and Management Explanation of Non-GAAP Financial Measures

The financial measure of adjusted book value per share included in this press release (“adjusted book value per share”) has been determined by methods other than in accordance with U.S. generally accepted accounting principles (“GAAP”). Management believes that this non-GAAP financial measurement reflects an additional way of viewing aspects of the Company’s business that, when viewed together with its financial results computed in accordance with GAAP, provides a more complete understanding of factors affecting historical financial performance of the Company. This measure is important to investors interested in determining the amount of book value per share if all potentially dilutive shares were exercised or converted. This non-GAAP financial measurement is not intended to be a substitute for the comparable GAAP measurements and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP.

The Company has defined the non-GAAP financial measure of adjusted book value per share as follows:

  “Adjusted book value per share” is defined as total shareholders’ equity increased by the impact of proceeds from the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units divided by total common shares outstanding plus common shares issuable upon the exercise of all stock options, conversion of convertible preferred stock and vesting of restricted stock units.”

September 2013
Number of common shares outstanding at September 30, 2013	623,115
Total shareholders’ equity at September 30, 2013	$52,740,534

Book value per share at September 30, 2013	$84.64

September 2013
Number of common shares outstanding at September 30, 2013	623,115
Add: common shares potentially issuable for stock options, convertible preferred stock, and unvested restricted stock units /1/	173,308
796,423

Total shareholders’ equity at September 30, 2013	$52,740,534
Equity impact if all potential common shares were converted /1/	6,918,739
$59,659,273

Adjusted book value per share at September 30, 2013	$74.91

/1/	Assumes the exercise of all vested and unvested stock options, conversion of all preferred stock, and vesting of all outstanding restricted stock units at September 30, 2013.

CONTACT:
AMCON Distributing Company
Christopher H. Atayan, 402-331-3727